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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


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                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       Date of Report February 23, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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                                    PAGE 2

Item 5.  Other Events

On February 22, 1994, Washington Energy Company made the following press release:



SHAREHOLDERS' CLASS-ACTION SUIT

SEATTLE -- A class-action complaint has been filed against Washington Energy Company (NYSE:WEG) alleging violations of state and federal securities act provisions and associated violations of Washington state law.

      The company has not been served with the complaint, but has obtained a copy.

      The essence of the complaint concerns alleged disclosure violations regarding the nature or the extent of the downside financial risk associated with the 1992 rate request filing of the company's Washington Natural Gas subsidiary before the Washington Utilities and Transportation Commission.

      The company denies the allegations stated in the complaint and strongly denies that it has violated any federal or state laws and intends to vigorous-ly defend the suit.

      The company expects to issue a further statement when the contents of the lawsuit have been evaluated.

                                    PAGE 3


Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WASHINGTON ENERGY COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


                              WASHINGTON NATURAL GAS COMPANY


                              by /S/ James P. Torgerson
                              Senior Vice President - Finance,
                              Planning and Development and
                              Chief Financial Officer


February 23, 1994